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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES OF RUSS BERRIE AND COMPANY, INC.


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                                             JURISDICTION OF
        COMPANY NAME                          INCORPORATION
        ------------                          -------------
Russ Berrie and Company West, Inc.             California

Russ Berrie and Company South, Inc.            Georgia

Russ Berrie and Company Investments, Inc.      New Jersey

Russ Berrie and Company Properties, Inc.       New Jersey

Russplus, Inc.                                 New Jersey

P/F Done, Inc.                                 Pennsylvania

Bright of America, Inc.                        West Virginia

Fluf N' Stuf, Inc.                             Pennsylvania

RBTACQ, Inc.                                   Ohio

RBCACQ, Inc.                                   California

Tri Russ International (Hong Kong) Limited     Hong Kong

Russ Berrie (U.K.) Limited                     England

Russ Berrie (Benelux) B.V                      Holland

Amram's Distributing Ltd.                      Canada

Russ Berrie (Ireland) Limited                  Ireland

Russ Berrie Espana, S.L                        Spain

Russ Berrie (Deutschland) GmbH                 Germany

Russ Berrie Australia Pty Limited              Australia

Russ Berrie (Holdings) Limited                 England

Russ Berrie (Osterreich) GmbH                  Austria

Russ Berrie France S.A.R.L                     France
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